APPENDIX IV-13

LIST OF FUNDS

SERVICES & FEES

This Appendix IV-13 is part of the Fund Services Agreement between Northern Lights Fund Trust II and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV-13 along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Fund(s) set forth on this Appendix IV-13 shall be upon commencement of operations.

COVERED FUNDS

The Fund(s) to be covered under this Agreement include:

Fund Name	Board Approval Date
Innealta Capital Country Rotation Fund* Innealta Capital Sector Rotation Fund* Innealta Risk Based Opportunity Moderate Fund Al Frank Fund** Al Frank Dividend Value Fund**	October 28, 2011 October 28, 2011 July 23, 2013 November 26, 2012 November 26, 2012

* The Innealta Capital Country Rotation Fund, Innealta Capital Sector Rotation Fund and Innealta Risk Based Opportunity Moderate Fund shall be referred to collectively in this Appendix IV-13 as the “Innealta Funds”.

** The Al Frank Fund and the Al Frank Dividend Value Fund shall be referred to collectively in this Appendix IV-13 as the “Al Frank Funds”.

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Fund for the previous month)

Fund Accounting/Administration  Fees

Innealta Funds:

1.

 Base annual fee (per Fund):

The greater of $50,000.00 per fund portfolio

 -OR-

10 basis points or 0.10% on net assets up to $50 million,

8 basis points or 0.08% on net assets of $50 million to $100 million,

6 basis points or 0.06% on net assets of $100 million to $250 million,

5 basis points or 0.05% on net assets of $250 million to $500 million,

4 basis points or 0.04% on net assets of $500 million to $750 million,

3 basis points or 0.03% on net assets of $750 million to $2 billion;

2 basis points or 0.02% on net assets greater than $2 billion.

Bond funds will be assessed an additional $6,000.00 annual fee.  Fund Accounting Fees for global funds, defined as funds processing more than 25% in non-domestic assets, will be charged at 150% of the above rates (base fee as well as basis point fee).

Al Frank Funds

2.

Base annual fee (per Fund):

10 basis points or 0.10% on net assets up to $50 million,

8 basis points or 0.08% on net assets of $50 million to $100 million,

6 basis points or 0.06% on net assets of $100 million to $250 million,

5 basis points or 0.05% on net assets of $250 million to $500 million,

4 basis points or 0.04% on net assets of $500 million to $750 million,

3 basis points or 0.03% on net assets of $750 million to $2 billion;

2 basis points or 0.02% on net assets greater than $2 billion.

Bond funds will be assessed an additional $6,000.00 annual fee.  Fund Accounting Fees for global funds, defined as funds processing more than 25% in non-domestic assets, will be charged at 150% of the above rates (base fee as well as basis point fee).

The following apply to the Innealta Funds and Al Frank Funds:

Price Quotes.  The charge for equity and bond price quotes per security, per day will be as follows:

$.15 Domestic and Canadian Equities
$.15 Options
$.50 Corp/Gov/Agency Bonds
$.50 International Equities and Bonds
$.80 Municipal Bonds
$1.00 CMO’s
$62.50 per CDX or Equivalent (monthly fee)
$62.50 per Single Name Credit Default Swap (monthly fee)

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SSAE 16 expense.  Each Fund shall pay its allocated portion of the GFS SSAE 16 review.

4.

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

5.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

Transfer Agency Fees

1.

Base annual fee:

$16.00 annual fee per open account

($2.00 annual fee per closed account)

The base annual fee is subject to an $18,000.00 minimum annual fee per Fund Class. (applies to the Innealta Funds only)

There is no minimum base annual fee for the AL Frank Funds.

2.

General Activity Charges:

Customer Service Calls	$2.50 per call
Manual Transactions	$1.00 per transaction
New Account Opening (manual)	$2.50 per account
New Account Opening (electronic)	$0.40 per account
Incoming IRA Transfer from prior custodian	$25.00 per transfer
IRA Transfer to successor custodian	$25.00 per transfer
Refund of Excess Contribution	$15.00 per refund
Distribution to IRA Participant	$15.00 per distribution

Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge	$1,500.00 per fund family
Monthly charge	$50.00 per Fund

3.

Web Package Fees:

Check this box for Shareholder Desktop Web Package (described below)

$4,000.00 initial installation charge

$2,000.00 annual maintenance (invoiced annually in advance)

Check this box for Shareholder Desktop Online New Accounts (described below)

$2,500.00 initial installation charge

$2.50 per new account fee

Check this box for Fund Data Web Package (described below)

$3,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

4.

Additional Charges:

a.

Transfer Agency De-Conversion fee.  Each Fund shall pay a Transfer Agency record data de-conversion fee in the amount of $15,000.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

b.

Rule 22c-2 compliance fee.  The Funds shall pay a $100.00 monthly administration fee for Rule 22c-2 compliance per fund family, plus an additional monthly fee of $25.00 per Fund.

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$200.00 per hour
GFS Junior Staff	$100.00 per hour

Out -of-pocket Expenses

The Trust shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SSAE 16 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Trust
o Printing Fund Documents

(signatures on following page)

The parties hereto agree to the Services and associated fees for the Fund(s), effective as set forth in this Appendix IV-13 to the Fund Services Agreement.

NORTHERN LIGHTS FUND TRUST II

GEMINI FUND SERVICES, LLC

By: /s/ Kevin Wolf	By: /s/ Kevin Wolf
Name: Kevin Wolf	Name: Kevin Wolf
Title: President	Title: President

Attest:

By:

/s/ James Ash

 James Ash

            Secretary

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Fund Services Agreement.

AFAM Capital, Inc.

12117 FM 2244, Bldg. 3, #170

Austin, TX  78738

By: /s/ Jeff Montgomery

Name:  Jeff Montgomery

Title:     Chief Executive Officer

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•

Fund Administrator

•

Broker/Dealer

•

Broker/Dealer Branch

•

Registered Representative

•

Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•

Portfolio Summary

•

Account Position

•

Transaction History

•

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

•

Exchanges

•

Purchases

•

Redemptions

•

Prospectus and SAI Access

Account Maintenance

•

Change of Shareholder Information

o

Address

o

Phone Number

o

Email Address

Online Statement Access

•

Quarterly Statements and Confirms

•

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o

Statements

o

Confirms

o

Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

•

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•

Comprehensive performance report hosted by GFS

o

Fund performance updated nightly

o

Up to 20 indexes available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

o

Growth of $10,000 graph available

Holdings web page

•

Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o

Fund holding updated periodically to meet fund disclosure rules

o

Top ten report available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•

Provides historical NAV information for a specified period of time and for a specified fund

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•

Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

o

Request is automatically routed online to the Shareholder Services Team at GFS for processing

o

Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)